Exhibit 99.1

Preliminary, Unaudited Draft of Inadvertently Disclosed Financial Information Subject to Adjustment

	Nov QTD FY12	Nov QTD FY12	Nov YTD FY12	Nov YTD FY12
($ in thousands)	Actual	Budget	Actual	Budget
Gross licensing revenue	$16,427	$22,972	$104,120	$131,365
Exhibitor option expense	0	0	0	0
Net licensing revenue	16,427	22,972	104,120	131,365
Product and other revenue	12,550	22,771	72,414	125,090
Total net revenue	28,977	45,743	176,534	256,455

Cost of revenue	$12,420	$34,136	$82,134	$151,304
Gross profit	$16,557	$11,607	$94,400	$105,151
Gross margin	57%	25%	53%	41%

Research and development	$3,275	$4,446	$11,674	$15,684
Selling and marketing	4,590	5,348	18,285	20,952
General and administrative (ex tax)	5,880	6,702	19,829	27,155
Sales, use and property taxes	1,131	1,187	5,404	9,137
Operating expenses	$14,876	$17,683	$55,192	$72,928

Operating income	$1,681	$(6,076)	$39,208	$32,223

Net income (loss)	$(1,050)	$(6,822)	$27,532	$25,204
Net income (loss) to common	$(1,050)	$(6,822)	$27,453	$25,204
Adjusted EBITDA(1)	$11,346	$5,794	$81,759	$78,304
EBITDA margin	39%	13%	46%	31%

RealD installed screens	19,100	19,800	19,100	19,800
3D films released	5	6	25	24

(1)          Adjusted EBITDA is not a recognized measurement under U.S. GAAP and is used by the Company’s management as a supplemental measure of its performance.  The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by the Company’s management to be indicative of the Company’s core operating performance.  The Company presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate the Company’s operating results in a manner that focuses on what the Company’s management believes to be its ongoing business operations.  The Company’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; in communications with its Board of Directors concerning financial performance; and as part of the Company’s credit agreement in which Adjusted EBITDA is used to measure compliance with certain covenants. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

Set forth below is a reconciliation of Adjusted EBITDA to net income for the periods:

	Nov QTD FY12	Nov QTD FY12	Nov YTD FY12	Nov YTD FY12
($ in thousands)	Actual	Budget	Actual	Budget
Net income (loss)	$(1,050)	$(6,822)	$27,532	$25,204
Add (deduct):
Interest expense	138	265	621	813
Income tax expense	2,391	481	11,802	6,206
Depreciation and amortization	4,817	6,377	17,969	23,290
Other (income) loss(1)	202	—	(747)	—
Share-based compensation expense(2)	3,586	3,586	11,219	12,064
Exhibitor option expense(3)	—	—	—	—
Impairment of assets and intangibles(4)	131	720	7,959	1,590
Sales and use tax(5)	906	969	4,414	7,778
Property tax(6)	225	218	990	1,359
Management fee(7)	—	—	—	—
Adjusted EBITDA	$11,346	$5,794	$81,759	$78,304

(1)          Includes amortization of debt issue costs, unrealized foreign currency exchange gains and losses and gain from the sale of digital projectors in the year ending March 31, 2012.

(2)          Represents share-based compensation expense of nonstatutory and incentive stock options to employees, officers, directors and consultants.

(3)          Represents stock options granted to some of our motion picture exhibitor licensees. The amounts are recorded as contra revenue in the condensed consolidated financial statements.

(4)          Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.

(5)          Represents taxes incurred by us for cinema license and product revenue.

(6)          Represents property taxes on RealD Cinema Systems and digital projectors.

(7)          Represents payment of management fees to our Series C mandatorily redeemable convertible preferred stockholder (included in general and administrative expense, which was terminated upon the completion of our initial public offering).

Cautionary Note on Forward-Looking Statements

This release contains forward-looking information and statements, including but not limited to statements concerning anticipated and budgeted financial performance and financial reporting practices.  These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning forward-looking statements and are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results to differ materially from the results discussed in the forward-

looking statements.  The Company’s Quarterly Report on Form 10-Q for the three months ended September 23, 2011 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company undertakes no obligation to update publicly the information contained in this Current Report on Form 8-K, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.